EXHIBIT 23.6

CONSENT OF C.E. UNTERBERG, TOWBIN LLC

We hereby consent to the use in the registration statement of SAFLINK Corporation on Form S-4 and in the joint proxy statement/prospectus of SAFLINK Corporation and SSP Solutions, Inc., which is part of the registration statement, of our opinion dated March 21, 2004 appearing as Annex E to such joint proxy statement/prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinion of Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—SAFLINK’s Reasons for the Merger,” and “The Merger—Opinion of SAFLINK’s Financial Advisor.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/ C.E. UNTERBERG, TOWBIN LLC

Menlo Park, California

June 18, 2004